Filed Pursuant to Rule 424(b)(3)
Registration No. 333-140272

PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED
JANUARY 29, 2007,
AS SUPPLEMENTED BY
PROSPECTUS SUPPLEMENT DATED
JULY 19, 2007

SunPower Corporation

EXPLANATORY STATEMENT

        This Prospectus Supplement is being filed solely to update the "Calculation of Registration Fee Chart" in accordance with Rule 456(b)(1)(ii) of the Securities Act of 1933 to be consistent with the number of shares being offered pursuant to the above-referenced prospectus supplement dated July 19, 2007.

CALCULATION OF REGISTRATION FEE CHART

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee

Class A Common Stock, par value $0.001 per value	4,417,500	$67.56	$298,446,300	$9,162(2)

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 based on the average of the high and low prices of the common stock on July 12, 2007.

(2)
This filing fee of $9,162 is calculated and being paid pursuant to Rule 457(r) of the Securities Act of 1933 and relates to the registration statement on Form S-3 (File No. 333-140272) filed by SunPower Corporation on January 29, 2007. Includes $8,400 previously paid on July 19, 2007.